UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      AMENDMENTS TO ARTICLES OF INCORORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 2, 2016, the Board of Directors of Northwest Pipe Company (the “Company”) approved the Company’s Third Amended and Restated Bylaws (the “Bylaws”), which reflect certain administrative and clarifying changes, including, but not limited to, reducing the required notice for special meetings of the board of directors from 3 days to 24 hours, and expanding the means of notice to and voting by directors to include electronic communications.

The foregoing description of the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Annual Meeting of Shareholders for the Company on June 2, 2016, the Company’s shareholders: (i) elected two directors; (ii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iii) ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Set forth below are the voting results for each of these proposals.

Proposal 1:      Election of three directors:

Nominee	For	Withheld	Broker Non-votes
James Declusin (three-year term)	6,508,409	1,335,916	1,054,366
Harry Demorest (three-year term)	6,515,728	1,328,597	1,054,366

Proposal 2:      Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-votes
6,937,976	732,812	173,537	1,054,366

Proposal 3:      Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accountants for the year ending December 31, 2016:

For	Against	Abstain	Broker Non-votes
8,847,900	41,909	8,882	—

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 7, 2016.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Robin Gantt
Robin Gantt, Senior Vice President, Chief Financial Officer and Corporate Secretary